Exhibit 99.2

EVgo  Business Combination with Climate Change Crisis Real Impact I Corporation

Investor Conference Call Transcript

January 22, 2021

Operator

Good morning, and welcome to the EVgo and Climate Change Crisis Real Impact I Corporation, or CRIS, investor conference call.

I would like to first remind everyone that this call may contain forward-looking statements including, but not limited to, EVgo and CRIS’s expectations or predictions on financial and business performance and conditions, product development and performance; and expectations or assumptions in consummating the business combination between the parties, and product development and performance. This includes, but not limited to, the timing of development milestones, competitive and industry outlook and the timing and completion of the business combination. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, and they are not guarantees of performance. I encourage you to read the press release issued today and CRIS’s filings with the SEC (which includes a copy of the investor presentation) for a discussion of the risks that can affect the business combination, EVgo’s business, and the business of the combined company after completion of the proposed business combination.

CRIS and EVgo are under no obligation and expressly disclaim any obligation to update, alter or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. I will now turn the call over to David Crane, Co-Founder and Chief Executive Officer of CRIS. Please go ahead.

David Crane – Co-Founder & Chief Executive Officer, CRIS

Thank you operator, and thank you everyone for joining us on the call this morning to discuss this exciting announcement.

Our company was formed last September with a simple, singular vision – to invest in a purpose-driven, best in class business with real potential to “move the needle” in the fight against climate change.

With respect to purpose, we firmly believe that in the 21st century, companies animated by purpose will outperform their peers.

EVgo, emphatically, is a purpose-driven company. From EVgo’s leadership to the very last employee, this company is motivated not only by a desire to build a huge, highly profitable and enduring business, but also by a desire to stem the tide of climate change.

With respect to impact – in 2016, tailpipe emissions surpassed smokestack emissions as the single greatest source of greenhouse gas emissions in the United States. By enabling the electrification of transportation with a national network of OEM-agnostic fast charging stations, EVgo is moving the needle in terms of climate impact.

And finally, with respect to best in class – we feel uniquely privileged to combine CRIS with EVgo, a company with over a decade of experience and the market share leader in public fast charging. EVgo provides a critical piece of 21st century clean economy infrastructure. Additionally, EVgo has a differentiated owner-operator business model, combining hardware and experience-driven software, which will be increasingly difficult for competitors to replicate in a reasonable period of time.

With that, let me mention another great value of the proposed business combination, which is the continued involvement of LS Power as a significant shareholder of EVgo. We’ve known the LS Power team for a very long time, and have long admired their tremendous knowledge and investment track record in our sector, their profound professionalism, and their unparalleled integrity both as individuals and as an institution.

With today’s announcement, we are proud to bring to market a purpose-driven, best-in-class company and look forward to advancing EVgo’s strategy and build-out as the leader in U.S. EV fast charging.

With that, I’d like to turn the call over to David Nanus, Co-head of LS Power’s private equity business and Chairman of EVgo.

David Nanus – Co-Head, Private Equity, LS Power and Chairman, EVgo

Thank you, David. On behalf of LS Power, I echo the excitement and enthusiasm about today’s announcement. I’d like to provide a brief overview of LS Power and then share our perspectives on EVgo.

For more than three decades, LS Power has been an early mover, as a developer, owner and operator of U.S. power and energy infrastructure, including renewable generation, energy storage, and electric transmission. Throughout our history, we have sought opportunities to develop and invest in assets and businesses that make the electric grid more efficient, and we are proud to be a long-standing force and policy advocate for decarbonization.

As we assessed opportunities in the EV infrastructure space, we looked for a top notch management team with a great platform, outstanding proprietary technology, a deep pipeline of infrastructure to invest into, and importantly, the right business model.

We believe that building, owning and operating EV infrastructure provides the most direct leverage to the benefits of EV adoption growth. And with its large existing EV charging infrastructure fleet, EVgo doesn’t need to build a single additional charger to grow EBITDA and cash flow, reflecting the massive embedded growth potential of the business.

Moreover, EVgo benefits from the success of all electric vehicles. EVgo’s network can charge EVs with all three vehicle charging standards, including Tesla, so any and all EV adoption growth is good for EVgo.

EVgo has been in business for over ten years and has become an industry leader with real incumbency value. The company’s management team is best in class, and its nationwide charging network, deep relationships with site hosts, OEMs, fleets, drivers, and other key stakeholders, along with its strong brand equity, position EVgo to continue to lead the space and capture the significant growth opportunities ahead.

As we move forward, we are also pleased to work with David Crane and the CRIS team. We’ve known and worked closely with their senior team for decades, and our strong relationship is built on shared vision and trust.

This transaction is truly transformational for EVgo. The capital we are raising will fully-fund the company’s business plan, accelerate its growth, and facilitate EVgo’s continued market leadership.

EVgo is a crown jewel in our portfolio, and is one of the LS Power businesses leading the charge toward decarbonization. We are excited to bring EVgo public and remain majority shareholders post-transaction, as we and the EVgo management team, who together own 100% of EVgo today, will be rolling 100% of our equity into the deal.

With that, it’s my pleasure to introduce Cathy Zoi, Chief Executive Officer of EVgo.

Cathy Zoi – Chief Executive Officer, EVgo

Thanks, Dave.

The transportation sector is among the largest engines of the global economy and is undergoing a massive transformation with the transition from conventional vehicles to electric. Hundreds of billions of dollars of OEM investment is being retooled to deliver EVs to market. Additionally, fleets for rideshare, delivery, municipal, autonomous and other market segments are transitioning to electric. Together, this is creating a massive rising tide for the sector.

Looking at the market landscape – it’s no secret that the EV market is poised to experience tremendous expansion, with industry experts forecasting 100-fold growth between 2019 and 2040. While this level of growth is staggering, even at this pace and trajectory, it is estimated that just 28% of cars on the road by 2040 will be EVs, reflecting the huge runway to come.

EVgo’s primary focus is on the fast charging part of the ecosystem. While there will continue to be a significant role for Level 2 at-home or at-work charging – where vehicles stay in place for long durations to charge – to be successful, EVgo does not have to steal share from those markets. We believe there will be a greater need and opportunity for fast charging infrastructure that matches the increasingly diverse use cases of EVs – and EVgo is focused on this opportunity.

Why? Because the need for fast charging is intensifying and the ways EVs are being driven are broadening.

Just a few years ago, there were limited EV models on the market and vehicle range was low – around 70 miles.

The landscape is entirely different now. With tremendous growth in the variety of EV models coming to market, the 30% of American families without access to at-home charging will be purchasing or leasing EVs. The new EVs have longer ranges and the batteries needed to power them are getting bigger. As vehicles get bigger, matching the overall car mix in the U.S., they will need more electricity to travel an equivalent distance.

Further, with fleets increasingly adopting EVs, those cars are going to drive hundreds of miles a day, not 200 miles a week like a retail driver, and they will require access to fast charging.

The first fleet segment to become active has been rideshare, and EVgo benefits from the electrification of these fleets, as we have been a first-mover in partnering with companies like Uber and Lyft. Rideshare drivers not only drive many miles each day, but for them fast charging is critical because every minute they are not driving, they are not making money. This provides EVgo with an increasingly growing opportunity and high utilization rates.

Together, these factors are driving an intensified demand for fast charging and related infrastructure. In 2019, fast charging represented just 5% of charging demand. By 2027, fast charging is expected to grow to about one-third of demand, and by 2040 will be over 40%, a near-exponential market growth.

Importantly, EVgo is differentiated in the market. Not only are we an infrastructure company with a line of sight to steady cash flow that comes from owning and operating, but we also are constantly layering on proprietary technology that allows us to add capital-light, accretive revenue streams from software-enabled value-added services. This model allows us to improve the driver and partner experience and grow stickiness across our customer base, while improving our margins and capital efficiency.

A cornerstone of our business model is capital investment discipline. Each charger must meet strong minimum return hurdles.

Our ability to achieve leading investment returns is driven, in part, by developing innovative partnerships with others in the EV ecosystem to reduce our costs.

As an example of an automaker OEM partnership, last July, EVgo announced a deal with GM whereby they will financially support our charger buildout across 40 U.S. metropolitan areas through direct payments – which will triple EVgo’s charger footprint.

Additionally, we have partnerships with governments and utilities that support EVgo through grants, rebates and make-ready programs. These dynamics help to drive attractive returns on our investments.

With our strategy established, let’s turn to how we’re positioned today.

EVgo is the largest public fast-charging network in the country. We currently have over 800 fast-charging locations across the U.S., with more than 1,400 chargers operating across 34 states and 67 metropolitan markets, and over 220,000 active customers.

We build where people are, and this extensive footprint means that we’re positioned to benefit from continued U.S. EV adoption. Already, over 80% of Californians and over 40% of Americans live within 15 minutes of an EVgo charger – reflecting our effective station placement and opportunity for utilization growth as EV adoption continues.

EVgo’s competitive moat is driven by a flywheel underpinning our business.

●	First is our business model, which is focused on developing, owning and operating convenient and reliable fast charging, driving the rest of the flywheel.

●	Second – maximizing uptime and returns. Once we identify return opportunities attractive enough to build, it’s critical to ensure that we maximize uptimes to drive the economics of the customer experience. We’re proud to lead the industry, with 98% uptime across our system.

●	Third – providing value for all our customers. We’re not just powering retail drivers, we’re creating value for our OEM partners by enabling them to sell EVs. We’re also creating value for our site hosts by bringing customers to their parking lots to shop, as well as fleets through differentiated charging solutions. And we create value for utilities by driving load growth and helping grow rate base through distribution system upgrades and make-ready programs.

●	The fourth step on EVgo’s flywheel is driving network throughput via site selection and business partnerships. Our network expansion planning is optimized through proprietary tools that incorporate extensive data and sophisticated analytics. Our focus on customer experience drives stickiness, and our leading business relationships lower customer acquisition costs and drive throughput.

●	Fifth – expanding customer offerings. EVgo’s infrastructure serves as a platform, providing us a great opportunity to upsell. To enhance the EVgo customer experience, we recently developed smart reservation functionality, coupon offerings, and automatic parking garage entry. This drives customer and partner loyalty and can serve as a highly margin-accretive revenue streams for us.

●	Lastly – enhancing unit economics. We have a relentless focus on cost controls and capital efficiency. One of our biggest cost inputs is the purchase of electricity from utilities, and we have a team focused on managing our portfolio and leading rate reform that will encourage adoption of EVs. We also advance charger design and utilize analytics to do preventative operations and maintenance to avoid issues arising. Additionally, our next-gen modular station architecture enables multiple EVs to charge simultaneous from the same equipment and helps EVgo future-proof our network and maximize our throughput, asset utilization, and reliability.

We are proud to not only be a market leader in a space with tremendous tailwinds, but we do so in a very purpose-driven way. ESG is a part of our DNA. We get up every morning knowing that we’re helping to combat climate change. And frankly, we’re punching above our weight in how much we’re doing on that and other key initiatives.

Not only is our product helping to drive decarbonization by directly reducing transportation sector emissions, but we go above and beyond – our business is 100% renewable electricity powered.

With that, I’d like to turn the call over to Jonathan Levy, Chief Commercial Officer of EVgo, to discuss how we partner across the EV ecosystem to deliver and maximize value for all stakeholders.

Jonathan Levy – Chief Commercial Officer, EVgo

Thanks, Cathy.

EVgo has long been committed to building a business that is sustainable both environmentally and economically. We do that, in large part, by cultivating a diverse ecosystem of partners that enables us to work with different customers simultaneously, including auto OEMs, fleets, site hosts, governments, and utilities.

As an example, a driver using an EVgo fast charger at a grocery store may have a car made by an OEM who helped sponsor the build-out of that charger. The utility is also a partner, as we pay them for electricity, they interconnected the site and may have funded a make-ready or rebate program. Along the way, we may also have partnered with a government body through grants or policies like emissions reduction targets.

A key part of our strategy is partnering with OEMs, and we’re proud to have established commercial relationships with the likes of GM, Nissan and Tesla. There are four main ways EVgo works with automaker partners – infrastructure buildout, charging credits for drivers, digital and software services, and co-marketing programs.

As Cathy noted, we have an active arrangement with GM whereby they are supporting the development of more than 2,700 new EVgo fast chargers that will triple the size of our public network, with new stations starting to come online this quarter.

EVgo has also been a preferred partner for other first-movers on electrification, like Nissan, and we are building partnerships across the spectrum as the entire auto industry continues to go all in on EV.

Those same automakers and new market entrants are also accelerating the electrification of fleets, from light duty vehicle applications in rideshare and food delivery, to medium and heavy duty fleets that present exciting growth opportunities. There are economic, environmental, and regulatory pressures to electrify these fleets, with rideshare being one of the major examples, as seen in EVgo’s partnerships with transportation networking companies like Lyft and Uber.

Fast charging is essential for fleets, whose drivers log 3 to 7 times as many miles as a personal use vehicle driver, and typically do not have access to at-home charging. These drivers need fast charging to get back on the road quickly and maximize utilization of their asset – their vehicle – and these fleet deployments have led to material utilization increases in our network.

Thank you, and I’ll now turn it over to Ivo Steklac, COO and Chief Technology Officer at EVgo to discuss our differentiated technology and the rigor employed in development initiatives.

Ivo Steklac – Chief Operating and Chief Technology Officer

Thanks, Jonathan.

Another key differentiator of EVgo is our innovation and agility. It’s in our DNA, and we’re proud of our proven ability to drive innovation in fast charging since 2010.

We were the first company to deploy a 350-kilowatt charger, illustrating our ability to identify trends, proactively innovate, and invest in technology.

Additionally, EVgo was the first third-party charging company to have native Tesla fast-charging, allowing Tesla drivers to charge at EVgo without an adapter, and to find our locations with this capability conveniently in the Tesla dashboard navigation system.

Furthermore, we are partnering with an autonomous vehicle company, which we believe will offer tremendous opportunity as that market unfolds.

Our team is incredibly skilled when it comes to developing the technologies and operational processes that have built the network we have today and are expanding into the future. This is EVgo’s secret sauce.

At this early stage of EV adoption in America, market selection and site identification is critical. We’ve developed proprietary software that allows us to forecast on a zip code level what year-one utilization will look like in a network – enabling us to make informed decisions on market growth, site location and network expansion.

Once a market is selected, we engage our site development team to identify locations based on our analytical tools and network design principles. From there, our team of engineers specs out the cost of a particular site at a very granular level. We work through detailed costs, including those for permitting, construction, rent, and electricity, and then factor in available funding and utility timelines. All of this information is input into a proprietary model that spits out an NPV and IRR for each buildout.

This approach to growth helps ensure that we’re making smart decisions to maximize capital efficiency and the value of our network.

On top of this, we are layering on proprietary network and customer management software that can provide everything our customers need to find our charging locations, assess the real-time availability of chargers, obtain free access to parking lots and garages, reserve chargers if desired, obtain coupons for host and near-by retailers, and collect rewards for frequent charging.

I’ll now turn it over to Olga Shevorenkova, Chief Financial Officer of EVgo, to walk through our forecasting algorithms and financial overview.

Olga Shevorenkova – Chief Financial Officer, EVgo

Thanks, Ivo.

Our development strategy is strongly driven by in-house forecast and analytics tools. We build stations where electric vehicles will go. In order to determine the best locations to develop, we use a proprietary in-house regression model, which is based on internally-generated data as well as macroeconomic and census data points.

Currently, our regression is able to forecast potential station utilization down to a zip code level anywhere in the U.S. We’re constantly refining our analysis, and are in the process of switching our base of analysis to census block, which is even more granular than zip code. Over time, we plan to introduce even more granular geographical precision.

After a locational forecast, we use detailed assumptions to project our investment returns. These assumptions are based on a proprietary model, which includes a forecast of U.S. EV adoption, battery capability growth and an estimated mix of retail versus fleet. This is an important distinction since, as noted earlier, fleet drivers drive substantially more miles than retail drivers do, and therefore require more kilowatt-hours from fast charging.

With the proceeds raised from this transaction, EVgo will further scale up our platform to capitalize on the high secular growth we are expecting in the broader EV space and advance our market leadership, further distancing ourselves from the competition.

Over the next seven years, we plan to install nearly 15,000 DC charger stalls across the U.S., ensuring that we remain the charging platform of choice for our customer base.

Turning to financials – EVgo’s revenues grow as the number of EVs on the road rises and the rapid growth of the DC charging market occurs. As an owner-operator of the charging infrastructure, once EVgo installs a DC charger in the ground, it continues to generate cash flow to EVgo for the life of the asset.

We expect to be EBITDA positive by 2023 and free cash flow positive by 2026. It is important to note that a significant majority of the cash needs until that time relate to investment in new charging infrastructure.

By 2027, when EVs will still represent just a small portion of cars on the road, we expect to generate approximately 500 million dollars in EBITDA. While reflective of tremendous growth, there is potential for even greater growth with faster EV adoption.

I’ll now turn it over to John Cavalier, Chief Financial Officer of CRIS for an overview of the transaction.

John Cavalier – Chief Financial Officer, CRIS

Thanks, Olga.

From a transaction perspective, this deal reflects a 2.6 billion dollar post-money equity valuation. The transaction is backed by a 400 million dollar PIPE and includes 230 million dollars of gross cash proceeds from CRIS’s IPO held in trust. The 575 million dollars of net proceeds will position EVgo with zero debt and a fully-funded business plan for the buildout of its charging infrastructure network.

Importantly, all existing shareholders, including management, are rolling 100% of their equity and will own approximately 74% of the pro forma company at closing, reflecting LS Power’s ongoing confidence and commitment.

For comps – today’s enterprise value is less than half of what is implied by the discounted value of our financial projections at the mid-point of our peer multiples. We believe this represents a very attractive entry multiple relative to the peer set, which we define as a combination of other EV charging companies, clean infrastructure, clean-tech and high-growth infrastructure companies.

Finally, I would underscore that EVgo has a very differentiated business plan from other EV charging companies with recently announced transactions. That positions us even more attractively from a growth and margin perspective.

I’ll turn it back to Cathy for a few closing remarks.

Cathy Zoi – Chief Executive Officer, EVgo

Thanks, John. I’d like to close with a few key summary points:

●	First, EVgo is a market leader in one of the fastest growing markets of the global economy. Charging demand is expected to grow by more than 100x over the next two decades, and even then, EVs are expected to account for less than a third of total cars on U.S. roads.

●	Second, fast charging, where EVgo focuses, is expected to experience outsized growth, driven by fleet adoption, a wider base of EV ownership, and increasing size of the vehicles themselves.

●	Third, EVgo’s strategy of owning and operating the infrastructure, combined with proprietary technology and a culture of innovation and rigor on site development, positions us to maximize returns, and layer on additional capital light revenue opportunities, while driving a differentiated partner and customer experience.

●	Fourth, we’re aligned with a portfolio of blue ribbon partners, including leading OEMs, fleets, and others in the EV ecosystem. That lowers customer acquisition costs, accelerates growth, and enhances our competitive moat.

●	And finally, this transaction is truly transformational for EVgo. We’ll be operating from a position of strength with a debt-free balance sheet and a fully funded growth strategy. The alignment, resources and commitment between EVgo, CRIS and LS Power will enable us to fulfill our mission – to expedite mass adoption of EVs in the U.S. by creating a convenient, reliable, and affordable EV charging network that delivers fast charging to everyone.

We so thank you for your time today, and look forward to updating you as we advance our mission. Thanks, and have a great day.

Operator

That concludes today’s conference call. Thank you for joining. You may now disconnect.